Exhibit 99.1

INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL FIRST QUARTER ENDED SEPTEMBER  30, 2021

DENVER, CO., November 9, 2021 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare delivery platform for high-cost, dual-eligible seniors, announced financial results for its fiscal first quarter ended September 30, 2021.

“We had a strong start to fiscal year 2022 providing high quality care and services to approximately 6,990 participants, representing an increase of approximately 7.2% year-over-year, including the Sacramento census which was not consolidated in the fiscal first quarter of 2021,” said Maureen Hewitt, President and Chief Executive Officer of InnovAge.  “We generated strong first quarter revenue of $173.1 million, an increase of 13.4% compared to fiscal first quarter 2021, and $42.3 million of center-level contribution margin.  Our recently launched digital strategy has continued to grow our referral base, increasing digital referrals by 65% and digital lead conversions by more than 20% compared to the fourth quarter of fiscal 2021.”

Ms. Hewitt continued, “Our team has remained focused on providing high quality, value-based care to our participants and ensuring our participants and employees remain as safe as possible.  The health and safety of our participants remains our top priority as we continue to execute on our multi-faceted growth strategy.  To date, 89% of participants and 98% of employees have been vaccinated for COVID-19.  We remain on track to open three de novo centers in fiscal 2023 and are evaluating locations for two additional centers with the goal of having them operational in fiscal 2024.  While currently on track, as with every development, there are factors beyond our control that may impact our expected timeline with respect to these projects.  This is an exciting time to be a PACE provider as we believe the growth outlook for the industry remains robust.”

Financial Results

	Three Months Ended September 30,
	2021	2020
in thousands, except percentages and per share amounts
Total revenues	$173,070	$152,566
Center-level Contribution Margin	42,330	40,602
Net Income (Loss)	7,624	(49,800)

Net Income (Loss) Attributable to InnovAge Holding Corp.	7,686	(49,654)
Net income (loss) per share - diluted	$0.06	$(0.41)

Adjusted EBITDA(1)	$18,212	$23,110
Adjusted EBITDA margin(1)	10.5%	15.1%

Fiscal First Quarter 2022 Financial Highlights

●	Total revenues of $173.1 million, up 13.4% compared to $152.6 million for the first quarter of fiscal 2021, primarily due to an increase in census and per member per month rates
●	Center-level Contribution Margin of $42.3 million increased 4.3% year-over-year
●	Center-level Contribution Margin as a percent of revenue decreased 2.2 percentage points to 24.5% year-over-year as a result of normalized medical costs as our participants seek healthcare services that were delayed during the peak of the COVID-19 pandemic
●	Net income of $7.6 million compared to a net loss of $49.8 million for the first quarter of fiscal 2021, which was primarily due to fees incurred as a result of the Apax transaction in fiscal year 2021
●	Net income attributable to InnovAge Holding Corp. of $7.7 million, or $0.06 per share compared to a net loss attributable to InnovAge Holding Corp. of $49.7 million, or a loss of $0.41 per share, in the fiscal first quarter of 2021
●	Adjusted EBITDA(1) of $18.2 million compared to $23.1 million in the first quarter of fiscal 2021, due to the impact of medical cost normalization on Center-Level Contribution Margin, higher sales and marketing expense as a result of our investment in digital marketing and other initiatives, and administrative expenses, partially as a result of the costs associated with being a publicly traded company

Full Fiscal Year 2022 Financial Guidance

InnovAge is reiterating its fiscal year 2022 financial guidance previously disclosed in its fiscal 2021 earnings call on September 21, 2021.

	Low	High

dollars in millions
Census	7,500	7,750
Member Months	86,500	87,800

Total revenues	$712	$725
Adjusted EBITDA(1)	$60	$72

(1) Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure. The Company is unable to provide guidance for net income (loss) or a reconciliation of the Company’s Adjusted EBITDA guidance because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. The Company’s inability to do so is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time, which can be accessed by dialing +1 (833) 398-1024 for U.S. participants, or +1 (914) 987-7722 for international participants and referencing conference ID 8193149; or via a live audio webcast that will be available online at https://investor.innovage.com/investor-relations. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 12 months.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as possible. Our patient-centered care model meaningfully improves the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge is at the forefront of value based senior healthcare and directly contracts with government payors, such as Medicare and Medicaid, to manage the totality of a participant’s medical care. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors— “win.” As of September 30, 2021, InnovAge served approximately 6,990 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

rkubota@myinnovage.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, to expand into new geographies, to execute on tuck-in acquisitions, to recruit new participants and directly contract with government payors, quarterly or annual guidance, financial outlook, including future revenues and future earnings, expectation regarding legal proceedings or ongoing audits, reimbursement and regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the potential adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation; (ii) the viability of our growth strategy and our ability to realize expected results; (iii) the risk that the cost of providing services will exceed our compensation under PACE; (iv) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (v) the effects of rules governing the Medicare, Medicaid or PACE programs; (vi) reductions in PACE reimbursement rates or changes in the rules governing PACE programs; (vii) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (viii) the impact on our business of non-renewal or termination of capitation agreements with government payors; (ix) the impact of state and federal efforts to reduce healthcare spending; (x) the effects of a pandemic, epidemic or outbreak of an infectious disease, including the ongoing outbreak of the COVID-19 pandemic; (xi) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; and (xii) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, M&A diligence, transaction and integration, business optimization, electronic medical record (EMR) transition, financing-related fees and contingent consideration. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue less any exceptional, one-time revenue items. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

InnovAge

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS) (UNAUDITED)

	September 30,	June 30,
	2021	2021
Assets
Current Assets
Cash and cash equivalents	$215,530	$201,466
Restricted cash	2,235	2,234
Accounts receivable, net of allowance ($5,193 – September 30, 2021 and $4,350 – June 30, 2021)	28,386	32,582
Prepaid expenses and other	10,846	9,249
Income tax receivable	3,635	5,401
Total current assets	260,632	250,932
Noncurrent Assets
Property and equipment, net	141,992	142,715
Investments	5,493	3,493
Deposits and other	4,186	3,877
Goodwill	124,217	124,217
Intangible assets, net	6,353	6,518
Total noncurrent assets	282,241	280,820
Total assets	$542,873	$531,752
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$33,347	$32,361
Reported and estimated claims	33,339	33,234
Due to Medicaid and Medicare	8,545	7,101
Current portion of long-term debt	3,791	3,790
Current portion of capital lease obligations	2,129	2,079
Total current liabilities	81,151	78,565
Noncurrent Liabilities
Deferred tax liability, net	16,930	15,700
Capital lease obligations	4,763	5,190
Other noncurrent liabilities	2,749	2,758
Long-term debt, net of debt issuance costs	70,733	71,574
Total liabilities	176,326	173,787
Commitments and Contingencies (See Note 9)
Redeemable Noncontrolling Interests (See Note 4)	16,431	16,986
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of September 30, 2021 and June 30, 2021; 135,516,513 shares issued and outstanding as of both September 30, 2021 and June 30, 2021	136	136
Additional paid-in capital	324,718	323,760
Retained earnings	18,936	10,663
Total InnovAge Holding Corp.	343,790	334,559
Noncontrolling interests	6,326	6,420
Total stockholders’ equity	350,116	340,979
Total liabilities and stockholders’ equity	$542,873	$531,752

Schedule 2

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In Thousands, Except Per Share Amounts) (UNAUDITED)

	Three Months Ended September 30,
	2021	2020
Revenues
Capitation revenue	$172,554	$151,944
Other service revenue	516	622
Total revenues	173,070	152,566
Expenses
External provider costs	90,012	73,681
Cost of care, excluding depreciation and amortization	40,728	38,283
Center-level Contribution Margin	42,330	40,602
Sales and marketing	6,293	4,112
Corporate, general and administrative	21,084	71,577
Depreciation and amortization	3,293	2,959
Equity loss	—	801
Other operating expense	—	(668)
Total expenses	161,410	190,745
Operating Income (Loss)	11,660	(38,179)

Other Income (Expense)
Interest expense, net	(547)	(5,631)
Loss on extinguishment of debt	—	(991)
Gain on equity method investment	—	—
Other expense	(493)	(62)
Total other expense	(1,040)	(6,684)
Income (Loss) Before Income Taxes	10,620	(44,863)
Provision for Income Taxes	2,996	4,937
Net Income (Loss)	7,624	(49,800)
Less: net loss attributable to noncontrolling interests	(62)	(146)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$7,686	$(49,654)

Weighted-average number of common shares outstanding - basic	135,516,513	121,119,417
Weighted-average number of common shares outstanding - diluted	135,516,513	121,119,417

Net income (loss) per share - basic	$0.06	$(0.41)
Net income (loss) per share - diluted	$0.06	$(0.41)

Schedule 3

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS) (UNAUDITED)

	For the Three Months Ended September 30,
	2021	2020
Operating Activities
Net income (loss)	$7,624	$(49,800)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Loss on disposal of assets	493	—
Provision for uncollectible accounts	1,268	838
Depreciation and amortization	3,293	2,959
Loss on extinguishment of long-term debt	—	991
Amortization of deferred financing costs	107	261
Stock-based compensation	958	46
Deferred income taxes	1,230	3,283
Loss in equity of nonconsolidated entities	—	801
Change in fair value of contingent consideration	—	(668)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	2,929	8,272
Prepaid expenses and other	(1,597)	141
Income tax receivable	1,766	1,500
Deposits and other	(309)	(76)
Accounts payable and accrued expenses	1,248	5,798
Reported and estimated claims	106	4,924
Due to Medicaid and Medicare	1,443	2,672
Net cash provided by (used in) operating activities	20,559	(18,058)
Investing Activities
Purchases of property and equipment	(3,042)	(4,629)
Purchase of cost method investment	(2,000)	—
Net cash used in investing activities	$(5,042)	$(4,629)
Financing Activities
Distributions to owners	$—	$(9,457)
Payments on capital lease obligations	(505)	(480)
Proceeds from long-term debt	—	300,000
Principal payments on long-term debt	(947)	(212,625)
Payment of financing costs and debt premiums	—	(7,478)
Treasury stock purchases	—	(77,603)
Payments related to option cancellation	—	(32,358)
Net cash used in financing activities	(1,452)	(40,001)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	14,065	(62,688)
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	203,700	114,565
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$217,765	$51,877

Supplemental Cash Flows Information
Interest paid	$573	$2,954
Income taxes paid	$—	$188
Property and equipment included in accounts payable	$272	$298
Property and equipment purchased under capital leases	$127	$2,737

Schedule 4

InnovAge

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

(IN THOUSANDS) (UNAUDITED)

	Three Months Ended September 30,
	2021	2020

Net income (loss)	$7,624	$(49,800)
Interest expense, net	547	5,631
Depreciation and amortization	3,293	2,959
Provision for income tax	2,996	4,937
Stock-based compensation	958	46
M&A diligence, transaction and integration(a)	327	58,338
Business optimization(b)	2,117	503
EMR implementation(c)	350	172
Financing-related fees(d)	—	992
Contingent consideration(e)	—	(668)
Adjusted EBITDA	$18,212	$23,110

(a)	For the three months ended September 30, 2020, this primarily represents (i) $45.4 million related to the cancellation of options and the redemption of shares and (ii) $13.1 million of transaction fees and expenses recognized in connection with the July 27, 2020 transaction between us, an affiliate of Apax Partners and our then existing equity holders entering into a Securities Purchase Agreement.
(b)	Reflects charges related to business optimization initiatives. Such charges relate to one-time investments in projects designed to enhance our technology systems and improve the efficiency and effectiveness of our operations.
(c)	Reflects non-recurring expenses relating to the implementation of a new electronic medical record vendor.
(d)	Reflects fees and expenses incurred in connection with amendments to our credit agreements. See Note 8 to the consolidated financial statements.
(e)	Reflects the contingent consideration fair value adjustment made during the reporting period associated with our acquisition of NewCourtland.